EXHIBIT 99.3

                Lock-in Agreement for Shares of the Common Stock
                   of Success Development International, Inc.


      By this Lock-in Agreement, all officers, directors and post-offering 5% shareholders (the "Shareholders") of Success Development International, Inc. (the "Company") agree not to sell or otherwise transfer any shares of the Company's common stock which are held or come to be held by them (the "Shares") for one year after the effectiveness of the pending registration statement with the United States Securities and Exchange Commission (the "Lock-in Period".)

      1. This Lock-in Agreement shall cover all Shares, whether held beneficially or of record, which presently are held or shall come to be held during the Lock-in Period by virtue of the exercise of any options, warrants or other rights (including a right of conversion), by the Shareholders, except any Shares to be purchased in the offering being registered.

      2. The Shareholders will cause:

      A. A copy of this Lock-in Agreement to be available from the Company or its transfer agent upon request and without charge.

      B. A notice to be placed on the face of each stock certificate covered by the terms of this Lock-in Agreement stating that the transfer of the Shares evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate.

      C. A typed legend to be placed on the reverse side of each stock certificate representing stock covered by the Lock-in Agreement which states that the sale or transfer of the shares evidenced by the certificate is subject to certain restrictions until the date upon which the Lock-in Period ends, pursuant to an agreement between the Shareholder and the Company, which agreement is on file with the Company and the stock transfer agent from which a copy is available upon request and without charge.

      3. A manually signed k-in Agreement will be filed as part of the registration documents.

SUCCESS DEVELOPMENT INTERNATIONAL, INC., by __________________, December__, 1997
                                            Shawn M. Casey, its
                                            Chief Executive Officer

OFFICERS, DIRECTORS AND SHAREHOLDERS:

   ____________________ December    , 1997               ___________________ December   , 1997
    DANIEL S. PENA, SR.                                    JARRELL D. ORMAND

   ____________________ December    , 1997               ___________________ December   , 1997
    SHAWN M. CASEY                                         HUGH L. CAREY

   ____________________ December    , 1997               ___________________ December   , 1997
    RALPH E. VROMAN, JR.                                   PATRICIA D. CASEY

   ____________________ December    , 1997               ___________________ December   , 1997
    RAYMOND RACH                                           VICKI L. SESSIONS

   ____________________ December    , 1997
    RONALD F. LEGRAND

                  BEFORE THE PENNSYLVANIA SECURITIES COMMISSION
                         DIVISION OF CORPORATION FINANCE

                        FURTHER AGREEMENT BY SHAREHOLDERS

The terms and conditions contained in the accompanying Lock-in Agreement may only be modified (including premature termination of the Lock-in agreement) in extremely rare circumstances and then, only with the approval of the Pennsylvania Securities Commission.

SUCCESS DEVELOPMENT INTERNATIONAL, INC., by __________________, December__, 1997
                                            Shawn M. Casey, its
                                            Chief Executive Officer
         Shareholders:

         ____________________ December    , 1997                        ___________________ December   , 1997
          DANIEL S. PENA, SR.                                           JARRELL D. ORMAND



         ____________________ December    , 1997                        ___________________ December   , 1997
          SHAWN M. CASEY                                                HUGH L. CAREY



         ____________________ December    , 1997                        ___________________ December   , 1997
          RALPH E. VROMAN, JR.                                          PATRICIA D. CASEY



         ____________________ December    , 1997                        ___________________ December   , 1997
          RAYMOND RACH                                                  VICKI L. SESSIONS



         ____________________ December    , 1997
          RONALD F. LEGRAND

                          REPRESENTATIONS OF THE ISSUER

      Success Development International, Inc. (the Issuer), in connection with its application for registration of an offering and sale of shares of its common stock (the "Shares") by coordination under Section 205 of the Pennsylvania Securities Act, has executed a Lock-In Agreement and hereby represents that:

      The Issuer will provide copies of the Lock-in Agreement and a statement of the per share initial public offering price to the Issuer's stock transfer agent.

      Executed on behalf of the Issuer on December __, 1997.

                                        Success Development International, Inc.


                                        By: ______________________________
                                        Shawn M. Casey, its Chief Executive
                                        Officer